Exhibit 99.1
Lyft Announces Results for Third Quarter 2023 & Introduces New Key Metrics

SAN FRANCISCO, CA, November 8, 2023 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its third quarter ended September 30, 2023. Additionally, Lyft has introduced the following key metrics, each of which is presented on a total company basis: Gross Bookings, Rides, and Adjusted EBITDA margin (calculated as a percentage of Gross Bookings). Descriptions and further information regarding these new metrics, including historical data, are included in this press release and in the Company’s third quarter supplemental slide deck, which is available on the Lyft investor relations website.
“More drivers and riders are choosing Lyft because we’re following a simple formula: listen to customers and build the experiences they want,” said CEO David Risher. “Women+ Connect is a great example, and is now available in more than 50 cities and towns across the U.S. There’s so much open road ahead to create a customer-obsessed financially strong Lyft. We’ve got our foot on the pedal!”
“We had another quarter of solid execution - we saw strong driver and rider growth and our marketplace health continued to improve,” said Erin Brewer, chief financial officer of Lyft. “Our Q4 outlook calls for continued progress, and the updates we are making to our key business metrics today better align our reporting with our strategic priorities. We remain committed to building a durable, healthy and profitable business that our customers love.”
Third Quarter 2023 Financial Highlights
•Gross Bookings of $3.554 billion was up 15% year-over-year.
•Revenue of $1.158 billion was up 10% year-over-year.
•Net loss of $12.1 million compares with $114.3 million in Q2’23 and $422.2 million in Q3’22. Net loss includes $100.4 million of stock-based compensation and related payroll tax expenses. Net loss as a percentage of Gross Bookings was (0.3)% and compares with (3.3)% in Q2’23 and (13.7)% in Q3’22.
•Adjusted EBITDA of $92.0 million compares to $41.0 million in Q2’23 and $(26.7) million in Q3’22. Adjusted EBITDA margin as a percentage of Gross Bookings was 2.6% and compares with 1.2% in Q2’23 and (0.9)% in Q3’22.
Third Quarter 2023 Operational Highlights
•Rides of 187 million: Rides grew 20% year-over-year, reflecting strong growth in rideshare rides (+22% year-over-year) as well as bike and scooter rides.
•Active Riders of 22.4 million: Active Riders grew 10% year-over-year.
•Women+ Connect: This highly requested feature prioritizes matches between women and nonbinary drivers and riders, giving more people the opportunity to earn money on their own terms and giving riders more choice. In our early access cities we’ve seen great results: more than half of eligible drivers have opted in and keep the feature turned on nearly the entire time they’re online – with the majority rating their experience using Women+ Connect as “great.”
•Back to school: Across the roughly 70 regions we targeted for back to school, rideshare rides grew by roughly 25% year-over-year, reflecting a surge in new and returning riders and drivers.
•Lyft Media: Launched in-app advertising in Q3, adding to Lyft Media’s growing network of advertising products where brands can engage with Lyft riders through hundreds of millions of rides every year.
Outlook for Q4’23
•Gross Bookings of approximately $3.6 billion to $3.7 billion.
•Adjusted EBITDA of $50 million to $60 million and an Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) of approximately 1.4% to 1.6%.
•Consistent with the high-end of the directional Q4 outlook we provided in August, we now expect: fourth quarter revenue will grow mid-single-digits quarter-over-quarter; and as a percentage of revenue, fourth quarter Adjusted EBITDA margin will be roughly in-line with the 4% achieved in Q2 of 2023.

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and income taxes. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.

Financial and Operational Results through the Third Quarter of 2023
Updates to Our Metrics
Our management team assesses a number of metrics to evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. As our business and strategy evolve, our management team has updated the metrics and measures assessed to best facilitate an understanding of our business and achievement against our operational and strategic objectives.
Accordingly, starting with the third quarter of 2023, we are presenting Gross Bookings, Active Riders, Rides, and Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) as our key business metrics, which we believe best align with how management assesses our performance and measures achievement against our strategic priorities and opportunities.
Given our focus on Gross Bookings, beginning in the fourth quarter of 2023, we will no longer formally present metrics that anchor to revenue. This includes Revenue per Active Rider, Adjusted EBITDA margin (calculated as a percentage of revenue), Contribution, and Contribution Margin. However, we will continue to disclose revenue, cost of revenue, Adjusted EBITDA and Active Riders - so investors will still be able to calculate revenue-based metrics. Refer to “Definitions of Key Metrics” and “Non-GAAP Financial Measures” below for definitions of these metrics and measures.

	2021	2022	2022	2022	2022	2022	2023	2023	2023
	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3
	(in millions, except for Revenue per Active Rider and percentages)
Active Riders		17.8	19.9	20.3	20.4		19.6	21.5	22.4
Rides	506.4	139.5	152.1	155.8	151.1	598.5	153.0	177.9	187.4
Gross Bookings	$9,745.7	$2,694.2	$3,092.9	$3,079.2	$3,191.0	$12,057.3	$3,050.7	$3,446.0	$3,554.1
Revenue	$3,208.3	$875.6	$990.7	$1,053.8	$1,175.0	$4,095.1	$1,000.5	$1,020.9	$1,157.6
Net loss	$(1,062.1)	$(196.9)	$(377.2)	$(422.2)	$(588.1)	$(1,584.5)	$(187.6)	$(114.3)	$(12.1)
Net loss as a percentage of Gross Bookings	(10.9)%	(7.3)%	(12.2)%	(13.7)%	(18.4)%	(13.1)%	(6.2)%	(3.3)%	(0.3)%
Adjusted EBITDA	$(157.5)	$54.8	$(196.3)	$(26.7)	$(248.3)	$(416.5)	$22.7	$41.0	$92.0
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)	(1.6)%	2.0%	(6.3)%	(0.9)%	(7.8)%	(3.5)%	0.7%	1.2%	2.6%
Adjusted Net Income (Loss)	$(332.6)	$24.6	$(229.1)	$(56.1)	$(270.8)	$(531.4)	$27.7	$59.5	$92.3
Revenue per Active Rider(1)		$49.18	$49.89	$51.88	$57.72		$51.17	$47.51	$51.67
Gross profit(2)	$1,506.0	$435.3	$340.4	$483.1	$400.6	$1,659.4	$451.6	$414.3	$513.0
Gross profit margin(2)	46.9%	49.7%	34.4%	45.8%	34.1%	40.5%	45.1%	40.6%	44.3%
Contribution(1)	$1,631.3	$502.5	$315.1	$497.5	$414.7	$1,729.8	$465.1	$426.4	$520.0
Contribution Margin(1)	50.8%	57.4%	31.8%	47.2%	35.3%	42.2%	46.5%	41.8%	44.9%
Adjusted EBITDA margin (calculated as a percentage of revenue)(1)(3)	(4.9)%	6.3%	(19.8)%	(2.5)%	(21.1)%	(10.2)%	2.3%	4.0%	7.9%
_______________
(1) Represents key metric or non-GAAP financial measure that will no longer be presented beginning in the fourth quarter of 2023.
(2) Gross profit is defined as revenue less cost of revenue. Gross profit margin is defined as gross profit divided by revenue for the same period. These financial measures will no longer be presented beginning in the fourth quarter of 2023.
(3) Prior to the third quarter of 2023, this calculation was reported and defined as Adjusted EBITDA Margin.
Note: Information on our key metrics and non-GAAP financial measures are also available on our Investor Relations page.

Definitions of Key Metrics
Gross Bookings

Gross Bookings is a key indicator of the scale and impact of our overall platform. Lyft defines Gross Bookings as the total dollar value of transactions invoiced to rideshare riders including any applicable taxes, tolls and fees excluding tips to drivers. It also includes amounts invoiced for other offerings, including but not limited to: Express Drive vehicle rentals, bike and scooter rentals, and amounts recognized for subscriptions, bike and bike station hardware and software sales, media, sponsorships, partnerships, and licensing and data access agreements.
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period. For the definition of Adjusted EBITDA, refer to “Non-GAAP Financial Measures”.
Rides
Rides represent the level of usage of our multimodal platform. Lyft defines Rides as the total number of rides including rideshare and bike and scooter rides completed using our multimodal platform that contribute to our revenue. These include any Rides taken through our Lyft App. If multiple riders take a private rideshare ride, including situations where one party picks up another party on the way to a destination, or splits the bill, we count this as a single rideshare ride. Each unique segment of a Shared Ride is considered a single Ride. For example, if two riders successfully match in Shared Ride mode and both complete their Rides, we count this as two Rides. We have largely shifted away from Shared Rides, and now only offer Shared Rides in limited markets. Lyft includes all Rides taken by riders via our Concierge offering, even though such riders may be excluded from the definition of Active Riders unless the ride is accessible in that rider’s Lyft App.
Active Riders
The number of Active Riders is a key indicator of the scale of our user community. Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and that rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in that rider’s Lyft App. There have been no changes to our definition of Active Riders with the update to our key metrics in the third quarter of 2023.
Revenue per Active Rider
Revenue per Active Rider is calculated as revenue for a period divided by Active Riders for the same period. There have been no changes to our definition of Revenue per Active Rider with the update to our key metrics in the third quarter of 2023. Beginning in the fourth quarter of 2023, we will no longer present Revenue per Active Rider.
Webcast
Lyft will host a webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit our Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on our Investor Relations page shortly after the call.
About Lyft
Lyft is one of the largest transportation networks in North America, bringing together rideshare, bikes, and scooters all in one app. We are customer-obsessed and driven by our purpose: getting riders out into the world so they can live their lives together, and providing drivers a way to work that gives them control over their time and money.
Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its X accounts

(@lyft and @davidrisher), and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s guidance and outlook, Lyft’s expectations regarding rideshare market growth and Lyft’s beliefs regarding its future goals. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and impact of the COVID-19 pandemic, and risks regarding our ability to forecast our performance due to our limited operating history and the macroeconomic environment. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 our that will be filed with the SEC by November 9, 2023. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA margin (calculated as a percentage of revenue) and Adjusted EBITDA margin (calculated as a percentage of Gross Bookings). Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA margin (calculated as a percentage of revenue) is calculated by dividing Adjusted EBITDA for a period by revenue for the same period. Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period and is considered a key metric. We previously referred to Adjusted EBITDA margin (calculated as a percentage of revenue) as Adjusted EBITDA Margin. Lyft defines Adjusted Net Income (Loss) as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures. Lyft defines Contribution as gross profit, or revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities. Lyft defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period.
Beginning in the fourth quarter of 2023, Lyft will no longer present Contribution and Contribution Margin as our management no longer uses these measures for purposes of understanding and evaluating operating performance. Lyft will also no longer present Adjusted EBITDA margin (calculated as a percentage of revenue) as Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is a more useful measure for business planning purposes.
During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1,

2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018.
Losses ceded under the Reinsurance Agreement that exceed the combined funds withheld liability balance and collateralized amount established by DARAG for the benefit of PVIC, which was $346.5 million at the execution of the Reinsurance Agreement, but are below the aggregate limit of $434.5 million may result in the recognition of a deferred gain liability. The deferred gain liability is amortized and recognized as a benefit to the statement of operations over the settlement period of the ceded reserves. The settlement period of the ceded reserves is based on the life-to-date cumulative losses collected and likely extends over periods longer than a quarter. The amount of the deferral is recalculated each period based on loss payments and updated estimates of the portfolio’s total losses. Consequently, cumulative reserve adjustments for claims ceded under the Reinsurance Agreement in subsequent periods may result in significant losses to the statement of operations unless a deferred gain is also recognized in the same period to offset said losses. Lyft believes that the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any reserve adjustments and any benefit recognized for the related deferred gains, should be excluded to show the ultimate economic benefit of the Reinsurance Agreement. This adjustment will help investors understand the economic benefit of our Reinsurance Agreement on future trends in our operations, as they improve over the settlement period of any deferred gains. Therefore, in the event that the net amount of any reserve adjustments and any benefits from deferred gains related to claims ceded under the Reinsurance Agreement is recognized on the statement of operations in a subsequent period, those amounts will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of “Net amount from claims ceded under the Reinsurance Agreement”. As of September 30, 2023, we have no deferred gain related to losses ceded under the Reinsurance Agreement.
During the second quarter of 2022, we completed a transaction which effectively commuted and settled the Reinsurance Agreement. The commutation transaction resulted in a $36.8 million gain recorded to cost of revenue on the condensed consolidated statement of operations. We believe the adjustment to exclude this gain associated with the commutation of the Reinsurance Agreement from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess our operating performance in the context of current period results and provide for better comparability with our historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) amounts. The gain associated with this commutation transaction, which commuted and settled the Reinsurance Agreement, will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of the "Net amount from claims ceded under the Reinsurance Agreement."
On July 13, 2021, Lyft completed a transaction with Woven Planet for the divestiture of certain assets related to Lyft’s self-driving vehicle division, Level 5. As part of this transaction, Lyft recognized a pre-tax gain of $119.3 million within other income, net on the condensed consolidated statement of operations in the quarter ended September 30, 2021. Lyft believes this gain does not reflect the current period performance of Lyft’s ongoing operations and that the adjustment to exclude this gain from Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Adjusted Net Income (Loss) amounts. This gain is excluded through the exclusion of other income, net from Adjusted EBITDA.
Lyft subleases certain office space and earns sublease income. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.
In November 2022 and April 2023, Lyft committed to plans of termination as part of efforts to reduce operating expenses. Lyft believes the costs associated with these restructuring efforts do not reflect performance of Lyft’s ongoing operations. Lyft believes the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) amounts.

Lyft uses its non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We have historically used Contribution, Contribution Margin and Adjusted EBITDA margin (calculated as a percentage of revenue) for similar reasons.
Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$590,541	$281,090
Short-term investments	1,076,089	1,515,702
Prepaid expenses and other current assets	833,609	786,067
Total current assets	2,500,239	2,582,859
Restricted cash and cash equivalents	258,798	109,368
Restricted investments	767,037	1,027,506
Other investments	39,324	26,390
Property and equipment, net	476,848	313,402
Operating lease right of use assets	100,479	135,213
Intangible assets, net	62,492	76,208
Goodwill	255,721	261,582
Other assets	17,286	23,903
Total assets	$4,478,224	$4,556,431
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$56,743	$107,801
Insurance reserves	1,322,770	1,417,350
Accrued and other current liabilities	1,527,019	1,561,609
Operating lease liabilities — current	42,330	45,803
Total current liabilities	2,948,862	3,132,563
Operating lease liabilities	141,894	176,356
Long-term debt, net of current portion	833,816	803,207
Other liabilities	85,326	55,637
Total liabilities	4,009,898	4,167,763
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of September 30, 2023 and December 31, 2022; no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of September 30, 2023 and December 31, 2022; 384,382,810 and 361,552,359 Class A shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; 100,000,000 Class B shares authorized as of September 30, 2023 and December 31, 2022; 8,602,629 Class B shares issued and outstanding as of September 30, 2023 and December 31, 2022.	4	4
Additional paid-in capital	10,732,214	10,335,013
Accumulated other comprehensive income (loss)	(9,286)	(5,754)
Accumulated deficit	(10,254,606)	(9,940,595)
Total stockholders’ equity	468,326	388,668
Total liabilities and stockholders’ equity	$4,478,224	$4,556,431

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$1,157,550	$1,053,820	$3,179,004	$2,920,143
Costs and expenses
Cost of revenue	644,500	570,703	1,800,091	1,661,353
Operations and support	118,763	119,223	325,338	323,137
Research and development	109,229	227,678	460,745	622,200
Sales and marketing	129,947	133,722	355,055	400,805
General and administrative	195,290	292,870	653,228	775,542
Total costs and expenses	1,197,729	1,344,196	3,594,457	3,783,037
Loss from operations	(40,179)	(290,376)	(415,453)	(862,894)
Interest expense	(6,209)	(5,022)	(17,793)	(14,531)
Other income (expense), net	34,399	(126,155)	124,689	(115,439)
Loss before income taxes	(11,989)	(421,553)	(308,557)	(992,864)
Provision for (benefit from) income taxes	111	648	5,454	3,515
Net loss	$(12,100)	$(422,201)	$(314,011)	$(996,379)
Net loss per share, basic and diluted	$(0.03)	$(1.18)	$(0.82)	$(2.84)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	389,307	356,478	381,697	351,224
Stock-based compensation included in costs and expenses:
Cost of revenue	$5,553	$12,983	$23,825	$32,990
Operations and support	2,818	7,145	12,727	19,041
Research and development	40,699	116,173	183,555	288,086
Sales and marketing	5,723	14,437	25,360	37,017
General and administrative	43,750	70,242	147,385	174,233

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(314,011)	$(996,379)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	85,350	96,787
Stock-based compensation	392,852	551,367
Amortization of premium on marketable securities	93	2,510
Accretion of discount on marketable securities	(46,581)	(10,788)
Amortization of debt discount and issuance costs	2,124	2,083
Gain on sale and disposal of assets, net	(9,471)	(38,531)
Impairment of non-marketable equity security	—	135,714
Other	2,173	16,873
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(35,354)	(194,648)
Operating lease right-of-use assets	21,769	39,711
Accounts payable	(52,988)	(44,767)
Insurance reserves	(94,580)	197,100
Accrued and other liabilities	(77,919)	79,511
Lease liabilities	(15,209)	(40,269)
Net cash used in operating activities	(141,752)	(203,726)
Cash flows from investing activities
Purchases of marketable securities	(2,354,598)	(2,670,635)
Purchases of term deposits	—	(10,046)
Proceeds from sales of marketable securities	345,422	501,132
Proceeds from maturities of marketable securities	2,751,529	2,004,227
Proceeds from maturities of term deposits	5,000	380,046
Purchases of property and equipment and scooter fleet	(121,250)	(82,401)
Cash paid for acquisitions, net of cash acquired	1,630	(146,334)
Sales of property and equipment	79,033	76,516
Net cash provided by investing activities	706,766	52,505
Cash flows from financing activities
Repayment of loans	(60,519)	(51,961)
Proceeds from exercise of stock options and other common stock issuances	6,697	12,398
Taxes paid related to net share settlement of equity awards	(2,208)	(5,602)
Principal payments on finance lease obligations	(35,935)	(21,706)
Contingent consideration paid	(14,100)	—
Net cash used in financing activities	(106,065)	(66,871)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(68)	(780)
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	458,881	(218,872)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	391,822	531,193
End of period	$850,703	$312,321

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$590,541	$143,715
Restricted cash and cash equivalents	258,798	167,242
Restricted cash, included in prepaid expenses and other current assets	1,364	1,364
Total cash, cash equivalents and restricted cash and cash equivalents	$850,703	$312,321
Non-cash investing and financing activities
Financed vehicles acquired	$130,891	$71,801
Purchases of property and equipment, and scooter fleet not yet settled	10,998	21,422
Right-of-use assets acquired under finance leases	63,706	2,947
Right-of-use assets acquired under operating leases	3,760	852
Remeasurement of finance and operating lease right of use assets	(12,729)	(2,105)
Contingent consideration	—	15,000

Lyft, Inc.
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	2021	2022	2022	2022	2022	2022	2023	2023	2023
	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3
Contribution(1)(2)
Revenue	$3,208.3	$875.6	$990.7	$1,053.8	$1,175.0	$4,095.1	$1,000.5	$1,020.9	$1,157.6
Less cost of revenue	(1,702.3)	(440.3)	(650.4)	(570.7)	(774.4)	(2,435.7)	(549.0)	(606.6)	(644.5)
Gross profit(3)	1,506.0	435.3	340.4	483.1	400.6	1,659.4	451.6	414.3	513.0
Gross profit margin(3)	46.9%	49.7%	34.4%	45.8%	34.1%	40.5%	45.1%	40.6%	44.3%
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	11.0	1.2	1.2	1.2	1.2	5.0	1.2	1.2	1.2
Stock-based compensation expense	39.5	9.9	10.1	13.0	11.1	44.1	10.8	7.5	5.6
Payroll tax expense related to stock-based compensation	1.8	0.8	0.2	0.2	0.1	1.2	0.4	0.2	0.1
Net amount from claims ceded under the Reinsurance Agreement(4)(5)	52.8	55.3	(36.8)	—	—	18.5	—	—	—
Transaction costs rel. to certain legacy auto insurance liabilities	20.2	—	—	—	—	—	—	—	—
Restructuring charges(6)(7)(8)	—	—	—	—	1.6	1.6	1.1	3.1	—
Contribution(1)(2)	$1,631.3	$502.5	$315.1	$497.5	$414.7	$1,729.8	$465.1	$426.4	$520.0
Contribution Margin(1)	50.8%	57.4%	31.8%	47.2%	35.3%	42.2%	46.5%	41.8%	44.9%
_______________
(1) Beginning in the fourth quarter of 2023, Lyft will no longer present Contribution and Contribution Margin as non-GAAP financial measures.
(2) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(3) Gross profit is defined as revenue less cost of revenue. Gross profit margin is defined as gross profit divided by revenue for the same period. These financial measures will no longer be presented beginning in the fourth quarter of 2023.
(4) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period.
(5) In the second quarter of 2022, we recorded a $36.8 million gain under cost of revenue on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(6) In the second quarter of 2023, we incurred restructuring charges of $3.1 million of severance and other employee costs due to the restructuring plan announced in April 2023. Restructuring related charges for stock-based compensation of $0.7 million and payroll tax expense related to stock-based compensation of $0.1 million are included on their respective line items.
(7) In the first quarter of 2023, we incurred restructuring charges of $1.1 million of severance and other employee costs due to ongoing transformational initiatives announced in November 2022 restructuring plan.
(8) In the fourth quarter of 2022, we incurred restructuring charges of $1.6 million of severance and other employee costs due to the restructuring plan announced in November 2022. Restructuring-related charges for stock-based compensation of $0.2 million and the payroll tax expense related to stock-based compensation are included on their respective line items.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided. Information on our key metrics and non-GAAP financial measures are also available on our Investor Relations page.

	2021	2022	2022	2022	2022	2022	2023	2023	2023
	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3
Adjusted EBITDA(1)
Net loss	$(1,062.1)	$(196.9)	$(377.2)	$(422.2)	$(588.1)	$(1,584.5)	$(187.6)	$(114.3)	$(12.1)
Adjusted to exclude the following:
Interest expense(3)	52.8	4.7	5.2	5.3	5.6	20.8	5.9	6.9	7.3
Other (income) expense, net(4)	(135.9)	(9.8)	(1.0)	126.2	(15.5)	100.0	(37.2)	(53.1)	(34.4)
Provision for (benefit from) income taxes	11.2	2.8	0.1	0.6	2.4	5.9	2.7	2.7	0.1
Depreciation and amortization	139.3	31.8	29.1	35.9	58.0	154.8	27.2	28.6	29.5
Stock-based compensation	724.6	153.7	176.6	221.0	199.4	750.8	180.4	113.9	98.5
Payroll tax expense related to stock-based compensation	31.5	9.5	2.5	3.1	1.9	17.0	6.2	2.7	1.9
Net amount from claims ceded under the Reinsurance Agreement(5)(6)	52.8	55.3	(36.8)	—	—	18.5	—	—	—
Sublease income(7)	6.6	3.7	3.8	2.6	1.5	11.6	1.3	1.3	1.2
Costs related to acquisitions and divestitures(8)	1.5	—	1.4	0.9	—	2.3	—	—	—
Transaction costs rel. to certain legacy auto insurance liabilities	20.4	—	—	—	—	—	—	—	—
Restructuring charges(9)(10)(11)	—	—	—	—	86.6	86.6	23.9	52.3	—
Adjusted EBITDA(1)	$(157.5)	$54.8	$(196.3)	$(26.7)	$(248.3)	$(416.5)	$22.7	$41.0	$92.0
Adjusted EBITDA margin (calculated as a percentage of revenue)(1)(2)	(4.9%)	6.3%	(19.8%)	(2.5%)	(21.1%)	(10.2%)	2.3%	4.0%	7.9%
Gross Bookings	$9,745.7	$2,694.2	$3,092.9	$3,079.2	$3,191.0	$12,057.3	$3,050.7	$3,446.0	$3,554.1
Net loss as a percentage of Gross Bookings	(10.9%)	(7.3%)	(12.2%)	(13.7%)	(18.4%)	(13.1%)	(6.2%)	(3.3%)	(0.3%)
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)	(1.6%)	2.0%	(6.3%)	(0.9%)	(7.8%)	(3.5%)	0.7%	1.2%	2.6%
_______________
(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) Prior to the third quarter of 2023, this calculation was reported and defined as Adjusted EBITDA Margin. Beginning in the fourth quarter of 2023, Lyft will no longer present Adjusted EBITDA margin (calculated as a percentage of revenue).
(3) Includes $1.1 million related to the interest component of vehicle related finance leases for each of the years ended December 31, 2022 and 2021. In the first, second, third and fourth quarters of 2022, this amount was $0.2 million, $0.2 million, $0.3 million and $0.4 million, respectively. In the first, second and third quarters of 2023, this amount was $0.4 million, $0.7 million and $1.1 million, respectively.
(4) Includes a $135.7 million impairment charge related to a non-marketable equity investment and other assets in the third quarter of 2022. In the fiscal year of 2021, this includes a $119.3 million pre-tax gain from our transaction with Woven Planet and interest income which was reported as a separate line item on the condensed consolidated statement of operations in periods prior to the second quarter of 2020.
(5) In the second quarter of 2022, we recorded a $36.8 million gain under cost of revenue on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(6) In the fiscal year of 2021 and first quarter of 2022, this reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period.
(7) Includes sublease income from subleases entered into as part of our transaction with Woven Planet in the third quarter of 2021.
(8) Includes third-party costs incurred related to our acquisition of PBSC Urban Solutions (“PBSC”), which closed on May 17, 2022 and our transaction with Woven Planet, which closed on July 13, 2021. In the third quarter of 2022, this includes adjustments to the contingent consideration related to our acquisition of PBSC.
(9) In the second quarter of 2023, we incurred restructuring charges of $46.6 million of severance and other employee costs and $5.7 million in impairment charges, fixed asset write-offs and other costs. Restructuring related charges for stock-based compensation of $9.7 million, accelerated depreciation of $0.7 million and payroll tax expense related to stock-based compensation of $0.6 million are included on their respective line items. These charges were related to the restructuring plan announced in April 2023.
(10) In the first quarter of 2023, we incurred restructuring charges of $4.3 million of severance and other employee costs and $19.6 million related to right-of-use-asset impairments and other costs due to ongoing transformational initiatives. Restructuring related charges for stock-based compensation of $0.2 million and accelerated depreciation of $0.3 million are included on their respective line items. These charges were related to the restructuring plan announced in November 2022.
(11) In the fourth quarter of 2022, we incurred restructuring charges of $29.2 million of severance and other employee costs and $57.4 million related to lease impairments and other restructuring costs. In addition, restructuring-related charges for stock-based compensation of $9.5 million, payroll taxes related to stock-based compensation of $0.3 million and accelerated depreciation of $23.9 million are included on their respective line items. These charges were related to the restructuring plan announced in November 2022

Note: Due to rounding, numbers presented may not add up precisely to the totals provided. Information on our key metrics and non-GAAP financial measures are also available on our Investor Relations page.

	2021	2022	2022	2022	2022	2022	2023	2023	2023
	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3
Adjusted Net Income (Loss)(1)
Net Loss	$(1,062.1)	$(196.9)	$(377.2)	$(422.2)	$(588.1)	$(1,584.5)	$(187.6)	$(114.3)	$(12.1)
Adjusted to exclude the following:
Amortization of intangible assets	18.1	3.1	4.5	5.4	5.5	18.4	4.5	4.2	4.0
Stock-based compensation expense	724.6	153.7	176.6	221.0	199.4	750.8	180.4	113.9	98.5
Payroll tax expense related to stock-based compensation	31.5	9.5	2.5	3.1	1.9	17.0	6.2	2.7	1.9
Net amount from claims ceded under the Reinsurance Agreement(2)(3)	52.8	55.3	(36.8)	—	—	18.5	—	—	—
Costs related to acquisitions and divestitures(4)	(117.7)	—	1.4	0.9	—	2.3	—	—	—
Transaction costs rel. to certain legacy auto insurance liabilities	20.4	—	—	—	—	—	—	—	—
Restructuring charges(5)(6)(7)	—	—	—	—	110.5	110.5	24.2	52.9	—
Impairment charge of non-marketable equity security(8)	—	—	—	135.7	—	135.7	—	—	—
Adjusted Net Income (Loss)(1)	$(332.6)	$24.6	$(229.1)	$(56.1)	$(270.8)	$(531.4)	$27.7	$59.5	$92.3
_______________
(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) In the second quarter of 2022, we recorded a $36.8 million gain under cost of revenue on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(3) In the fiscal year of 2021 and first quarter of 2022, this reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period.
(4) Includes third-party costs incurred related to our acquisition of PBSC, which closed on May 17, 2022 and our transaction with Woven Planet, which closed on July 13, 2021. In the third quarter of 2022, this includes adjustments to the contingent consideration related to our acquisition of PBSC. In the fiscal year of 2021, this includes a $119.3 million pre-tax gain and third-party costs incurred related to our transaction with Woven Planet in the third quarter of 2021.
(5) In the second quarter of 2023, we incurred restructuring charges of $46.6 million of severance and other employee costs, $5.7 million in impairment charges, fixed asset write-offs and other costs and $0.7 million of accelerated depreciation. Restructuring related charges for stock-based compensation of $9.7 million and payroll tax expense related to stock-based compensation of $0.6 million are included on their respective line items. These charges were related to the restructuring plan announced in April 2023.
(6) In the first quarter of 2023, we incurred restructuring charges of $4.3 million of severance and other employee costs, $19.6 million related to right-of-use asset impairments and other costs and $0.3 million related to accelerated depreciation of certain fixed assets due to ongoing transformational initiatives. In addition, restructuring related charges for the stock-based compensation of $0.2 million are included on their respective line items. These charges were related to the restructuring plan announced in November 2022.
(7) In the fourth quarter of 2022, we incurred restructuring charges of $29.2 million of severance and other employee costs and $57.4 million related to lease impairments and other restructuring costs and $23.9 million related to accelerated depreciation of certain fixed assets. In addition, restructuring-related charges for stock-based compensation of $9.5 million and payroll taxes related to stock-based compensation of $0.3 million are included on their respective line items. These charges were related to the restructuring plan announced in November 2022.
(8) In the third quarter of 2022, we recorded $135.7 million in impairment charges related to a non-marketable equity investment and other assets in the third quarter of 2022.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided. Information on our key metrics and non-GAAP financial measures are also available on our Investor Relations page.